SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Act of 1934

Date of Report (Date of earliest event reported) July 28, 2009

AMERISERV FINANCIAL, Inc.

(exact name of registrant as specified in its charter)

Pennsylvania        0-11204        25-1424278

(State or other     (commission    (I.R.S. Employer

jurisdiction        File Number)   Identification No.)

of Incorporation)

Main and Franklin Streets, Johnstown, Pa.  15901

(address or principal executive offices)   (Zip Code)

Registrant's telephone number, including area code: 814-533-5300

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

( ) Written communications pursuant to Rule 425 under the Securities

Act (17 CFR 230.425)

( ) Soliciting material pursuant to Rule 14a-12 under the Exchange

Act (17 CFR 240.14a-12)

( ) Pre-commencement communications pursuant to Rule 14d-2(b) under the

Exchange Act (17 CFR 240.14d-2(b))

( ) Pre-commencement communications pursuant to Rule 13e-4(c) under the

Exchange Act (17 CFR 240.13e-4c))

Form 8-K

Item 5.02 Departure of Directors or Certain Officers, Election of Directors; Appointment of Certain Officers; compensatory Arrangements of Certain Officers.

On July 28, 2009, AmeriServ Financial, Inc. (the “Registrant”) announced the appointment of Glenn L. Wilson to serve as President and Chief Executive Officer and as a director of the Registrant effective November 15, 2009.  Mr. Wilson’s employment with the Registrant will begin August 17, 2009.  The press release announcing his appointment is attached as Exhibit 99.1.  The Registrant’s current President and Chief Executive Officer, Allan Dennison, previously announced his intention to retire on a Form 8-K (File No. 000-11204) filed on January 27, 2009 and incorporated herein by reference.

Mr. Wilson was the Executive Vice President of the Greater Maryland Region, of PNC Bank since 2007.  At PNC Bank, he was responsible for the underwriting and administration for a portfolio in excess of $4 billion and managed a total staff of 56 persons.  From 2003-2007, Mr. Wilson was the President and Chief Executive Officer of Citizens National Bank (an affiliate of Mercantile Bankshares), a community bank with 24 branches and 260 employees.

In connection with his appointment, Mr. Wilson entered into an employment agreement with the Registrant (the “Agreement”) incorporated herein as Exhibit 10.1.  Under the Agreement, Mr. Wilson will receive an annual base salary of $350,000 and is not eligible for a merit increase until the calendar year 2011.  The term of his Agreement is for two years beginning on August 17, 2009.  The Agreement automatically renews for a term of one year unless either the Registrant or Mr. Wilson provides written notice to the other 90 days prior to the Agreement’s anniversary date.

Mr. Wilson is not currently, and has not, engaged in transactions with the Registrant or its subsidiaries, and he is not currently, or was not a customer of the Registrant or its subsidiaries.  Transactions that involve loans or commitments by the Registrant’s bank subsidiary will be made in the ordinary course of business and on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unrelated persons and did not and will not involve more than the normal risk of collectability or present other unfavorable features.  All transactions, products or services provided to Mr. Wilson or his associates by Registrant or its subsidiaries will be on substantially the same terms and conditions that he and his associates could receive elsewhere.

Item 9.01 Financial Statements and Exhibits

(d)     Exhibits.

10.1  Employment Agreement for Glenn L. Wilson

99.1  Press Release announcing appointment of Glenn L. Wilson

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERISERV FINANCIAL, Inc.

By /s/Jeffrey A. Stopko

Jeffrey A. Stopko

Senior Vice President

& CFO

Date: July 28, 2009